Exhibit 10.3

[SPACE ABOVE THIS LINE IS FOR RECORDER’S USE]

OPEN END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

FROM

STERLING NORTHLAND, LLC

TO

LIFE INSURANCE COMPANY OF THE SOUTHWEST

AUGUST ___, 2015

Recording requested by and

after recording please return to:

Law Offices of F. J. von Turkovich, PC

One National Life Drive, M-230

Montpelier,  VT  05604

TABLE OF CONTENTS		1
ARTICLE 1. DEFINITIONS AND RULES OF CONSTRUCTION		6
1.1	Definitions	6
1.2	Construction and Interpretation	6
ARTICLE 2. LOAN INFORMATION		6
ARTICLE 3. COVENANTS AND AGREEMENTS OF BORROWER		7
3.1	Warranty of Title	7
3.2	Warranty of Possession	7
3.3	Restrictions on Transfer and Encumbrance	7
3.4	Other Covenants and Agreements	8
ARTICLE 4. ASSIGNMENT OF LEASES AND RENTS		8
4.1	Assignment of Leases and Rents	8
ARTICLE 5. SECURITY AGREEMENT		11
5.1	Creation of Security Interest	11
5.2	Fixture Filing	12
5.3	Real Estate	12
5.4	Other Financing Statements	12
5.5	Further Assurances	12
5.6	Power of Attorney	13
ARTICLE 6. REMEDIES UPON DEFAULT		13
6.1	Acceleration upon Default and Available Remedies	13
6.2	Foreclosure and Other Actions by Lender	15
6.3	Power of Sale	15
6.4	Right of Possession upon Event of Default	16
6.5	No Impairment of Obligations	17
6.6	Recovery of Expenses by Lender	18
6.7	Expenses during Redemption Period	18
ARTICLE 7. GENERAL PROVISIONS		18
7.1	Governing Law	18
7.2	Notice	19
7.3	Additional Security	19
7.4	Actions to Protect Property	19
7.5	Proof of Claim	19
7.6	Survival of Representations and Warranties	19
7.7	Severability of Provisions	19
7.8	Invalidity of Lien	20
7.9	Subrogation	20
7.10	Merger; Construction Against	20
7.11	Future Advances	20
7.12	Prejudgment Remedies	20
7.13	Joint and Several Obligations	21
7.14	Time of Essence	21
7.15	Effective Date	21
ARTICLE 8. MINNESOTA PROVISIONS		21
8.1	Principles of Construction.	21

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8.2	Mortgage Registry Tax.	21
8.3	Remedies of Lender; Mortgage Foreclosure.	21
8.4	Minnesota Remedies.	22
8.5	Redemption	23
8.6	Indebtedness	23
8.7	Waiver of Constitutional Rights	23
8.8	No Agricultural Use	24
8.9	Wells and Sewer Systems	24
8.10	Future Advances	24
EXHIBIT A DESCRIPTION OF THE LAND		2
EXHIBIT B PERMITTED EXCEPTIONS		1

OPEN END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

LSW LOAN NO. 210696

This OPEN END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING ("Mortgage") is granted this ____ day of August, 2015, by STERLING NORTHLAND, LLC,  a Minnesota limited liability company ("Borrower"), with offices at and mailing address of 1711 Gold Drive South,  Fargo, ND  58103, as Grantor;

to

LIFE INSURANCE COMPANY OF THE SOUTHWEST, a Texas corporation ("Lender") with offices at and mailing address of One National Life Drive,  Montpelier,  VT    05604, as Beneficiary/Mortgagee.

RECITALS

This Mortgage is made to secure Lender's rights, remedies, benefits and privileges under the documents and agreements ("Loan Documents") pertaining to that certain Loan from Lender to Borrower in the original principal amount of THIRTY-FIVE MILLION SIX HUNDRED THOUSAND DOLLARS ($35,600,000) ("Loan"), but specifically excluding therefrom the obligations arising under the Environmental Indemnity Agreement and the Guaranty in favor of Lender of near or even date herewith pertaining to the Loan.  The Loan has been advanced pursuant to the Loan Agreement of near or even date herewith between Lender and Borrower, is evidenced by, among other things, Borrower's Promissory Note to Lender of near or even date herewith ("Note"), and is secured by, among other things, this Mortgage and the Absolute Assignment of Leases and Rents of near or even date herewith from Borrower to Lender.  This Mortgage creates a valid first lien on Borrower's interests in the Real Property, the Leases and the Rents, and a valid first lien security interest in the Personal Property, all as more specifically stated below.

GRANT

For and in consideration of the Loan and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Borrower has granted, conveyed, bargained, sold, aliened, enfeoffed, released and confirmed, and by these presents does hereby mortgage, grant, convey, bargain, sell, alien, enfeoff, release and confirm unto Lender, WITH POWER OF SALE, that certain real property, commonly known as:

Northland Plaza

Bloomington,  Hennepin County

Minnesota

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as more particularly described in Exhibit A attached hereto and made a part hereof, and all of the rights, title, benefits and entitlements including any leasehold, subleasehold, or ground lease interest in, and any option to purchase such real property ("Land").

TOGETHER WITH all right, title and interest of Borrower, now owned or hereafter acquired, in and to any and all tenements, hereditaments and appurtenances belonging or in any way appertaining to the Land, including:  utilities, sewer rights, water courses, water rights and powers, streets, ways, roads, avenues, alleys, rights of way, or passages, easements; vaults, strips or gores, air rights, parking areas, parking rights and agreements, common areas, public places; other facilities (public or private, opened or proposed) located adjacent to or adjoining the Land; leasehold estates; covenants now existing or hereafter created for the benefit of the Land or for the benefit of Borrower or any subsequent owner or tenant of the Land; development agreements, reciprocal rights agreements and all other rights, liberties and privileges of any kind or character existing for the benefit of the Land or any part thereof, and any after-acquired title or reversion in and to any of the same; and all rights to enforce the maintenance thereof ("Appurtenances");

TOGETHER WITH all right, title and interest of Borrower in and to any and all buildings, site improvements, landscaping and other improvements now or hereafter erected on the Land, and the fixtures, attachments, appliances, equipment, machinery, and other articles attached to said buildings and improvements ("Improvements") (the Land, Appurtenances and Improvements are collectively referred to as the "Real Property");

TOGETHER WITH all right, title and interest of Borrower in and to all leasehold estates, space leases, ground leases, tenancies, subleases, licenses, concessions, franchises or other occupancy agreements, and all amendments to and extensions of, any of the same, now existing or hereafter entered into, and all rights, and interests of Borrower in any guaranty of a tenant's obligations, all cash or security deposits, advance rentals, and other deposits or payments, income, issues and profits, and all other rights under existing and future leases and other tenancies of the said Real Property or Improvements or any portion thereof ("Leases");

TOGETHER WITH all right, title and interest of Borrower in and to all existing and future rents, issues, profits, royalties, income, reimbursements, reversions, remainders, security deposits, all other deposits, and all other benefits derived from the Real Property ("Rents" or "Rent");

TOGETHER WITH all right, title and interest of Borrower in and to all materials intended for construction, reconstruction, alteration and repair of the Improvements ("Construction and Repair Materials") all of which materials shall be deemed to be included within the Collateral;

TOGETHER WITH all right, title and interest of Borrower in and to all goods, inventory, equipment, machinery, furniture, fixtures and other articles of tangible personal property of every kind and nature, now or hereafter located in, on or about the Real Property, and used or usable in connection with the present or future operation of the Real Property, whether or not the same are or will be attached to said Real Property in any manner, including all elements of landscaping; all elements of the exterior and interior decor of the Improvements (including works of art); all goods; tools, machinery; equipment; apparatus; fittings; motors; radiators; fans; blowers; exterior awnings;

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draperies and drapery rods, brackets and associated hardware, interior awnings, venetian blinds, curtains; shades and other window coverings; screens; storm windows and doors; wall safes; rugs, carpeting and other floor coverings; air conditioners; window and structural cleaning rigs; entertainment and recreational equipment and accessories (including exercise equipment and accessories); stoves; refrigerators and refrigeration systems; dishwashers; freezers; disposal units; range hoods; appliances and cooking, preparation and serving equipment of every nature; all laundry equipment; signs and all signage systems; all heating, ventilating and air conditioning equipment; all power and lighting fixtures and equipment, including chandeliers and lamps; all fire prevention and extinguishing equipment; all plumbing, incinerating, and sprinkler equipment and fixtures; all elevators and escalators; all communication and electronic monitoring equipment (including all types of alarm systems); all items of indoor or outdoor furniture and other furnishings; parking ticket dispensing and validation equipment; cash registers; time clocks; equipment used in connection with maintenance, exclusion of vermin or insects, and removal of dust, refuse or garbage; maintenance, janitorial and other supplies; Borrower's books and records with respect to the Property; meaning hereby to include all property used or useful in the operation, maintenance and protection of the Property and all renewals or replacements thereof or articles in substitution therefor, including insurance proceeds and, furthermore, intending to include equipment and facilities of all kinds which constitute fixtures under Laws of the State as the same may be amended, and all replacements and substitutions therefor ("FF&E");

TOGETHER WITH all right, title and interest of Borrower in and to (i) all policies of insurance, and all rights of owner and insured under those policies including, without limitation, the right to assign ownership, the right to designate the insured, the right to receive refunds of premiums in the event of overpayment or cancellation, and the right to demand, collect, receive and give receipt for all proceeds of every nature; (ii) all policies of insurance provided by any tenant in connection with such tenant's occupancy of premises at the Property; (iii) except as otherwise specifically set forth herein or in any of the other Loan Documents, all insurance payments and proceeds heretofore paid and hereafter to be paid by reason of any loss of income from the Real Property, including, but not limited to, any use or occupancy loss, business interruption or interruption of rental payments under any lease, prepaid premiums or unearned premiums, accrued or accruing; (iv) all compensation or other payments accruing for the benefit of Borrower or the Property under any casualty or title insurance policy; (v) all proceeds and payments received or receivable from any third party as a result of any casualty or damage to the Property; (vi) all proceeds of the sale or disposition of the Property or the conversion, voluntary or involuntary, of any of the Property into cash or liquidated claims; and (vii) all awards, compensation, damages, rights of action and other payments or relief accruing for the benefit of Borrower or the Property from any Governmental Authority for any reason, including by way of example, but not limitation, Condemnation, eminent domain, awards resulting from a change of grade of streets, severance damages of the whole or any part of the Real Property, and, with respect to all of the foregoing, by any proceeding or purchase in lieu thereof, together with any consequential damages resulting therefrom  ("Proceeds");

TOGETHER WITH all right, title and interest of Borrower in and to all licenses, franchises, certifications, authorizations, approvals and permits of every nature that are useful in any way in the operation of the Real Property and the Improvements, issued or approved by any Governmental Authority or other person, including, without implied limitation, certificates of occupancy, occupancy

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permits, building permits, sign permits, environmental permits, elevator permits, machinery permits, business licenses, ingress and egress permits, all amounts paid for the use and occupancy of the Real Property herein described, governmental awards, credits, refunds, rebates, zoning credits, refunds are rebates under environmental laws, impact fee credits, and all proceeds thereof ("Permits");

TOGETHER WITH all right, title and interest of Borrower in and to all claims and causes of action which may now or hereafter exist on account of physical damage to the Real Property or the Improvements or injury to business operations, or otherwise, such causes of action that relate to the use, operation, maintenance, occupancy or enjoyment of the Real Property or Improvements, together with the right to bring suit upon any such claim, to effect settlements, and to collect the proceeds, including any consequential damages, resulting therefrom ("Claims");

TOGETHER WITH all right, title and interest of Borrower in and to:  (a) any tenants in common agreement, including, but not limited to, any rights of first refusal or purchase options of interests in Borrower or the Property; (b) contracts, subcontracts, payment and performance bonds; (c) service, maintenance, operating, repair and other contract rights and commitments; (d) licenses, permits, designs, surveys, plans and specifications; (e) management, and other agreements now or hereafter existing; (f) equipment leases, conditional sale contracts and all rights and options of Borrower thereunder, including, without implied limitation, the right to renew or extend the term of any such contract or to purchase the leased equipment; and (g) guaranties and warranties and other assurances of performance; (h) agreements with contractors, materialmen, laborers, managers and other persons providing for the construction, renovation or installation of all or portions of the Improvements, together with all payment and/or performance bonds, insurance policies, certificates and other assurances relating thereto; (i) agreements with architects and engineers for design and supervision services; (j) agreements with all other contractors, engineers, architects, property managers, brokers, professionals and consultants entered into by Borrower or any predecessor in title to Borrower relating to the Real Property or the Improvements; (k) utility contracts; (l) the right, at Lender's election, to assume any contracts for the sale or financing of the Real Property; and (m) all modifications and amendments and replacements of all of the above ("Contracts");

TOGETHER WITH all right, title and interest of Borrower in and to:  all deposit accounts; security and other deposits (including tenants' security deposits); utility security deposit accounts and other accounts established as security for the fulfillment of any obligation of Borrower or affiliate of Borrower in connection with the Real Property; funds (including funds received for the use of parking spaces); instruments; accounts receivable; documents and general intangibles arising out of or used in connection with the operation of the Property; and all notes and chattel paper arising from or by virtue of any transaction related to the Property, and in and to all reserve or escrow funds or accounts now or hereafter established pursuant to the Loan Documents ("Accounts");

TOGETHER WITH all right, title and interest of Borrower in and to:  (a) all trade names, royalties, trademarks, servicemarks, logos, copyrights, goodwill, books and records, and all other general intangibles specific to or used in connection with the operation of the Property to the extent the same does not include the name or trademark of any tenant at the Real Property, and all right, title and interest of Borrower in and to all refunds, rebates or credits in connection with a reduction in, abatement or deferral of or other agreement changing any Impositions; (b) guaranties and warranties;

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and (c) all intangible personal property used or useable in the construction, renovation, ownership, management, marketing or operation of the Real Property and improvements herein described or any part thereof and all replacements, additions or accessions thereto, including without implied limitation, Borrower's right, title and interest in all goodwill, logos, designs, trade names, trademarks, service marks, copyrights, marketing and advertising materials, books and records and general intangibles (in all record formats, paper and electronic), option rights, licenses, purchase contracts, financing contracts,  accounts, contract rights, instruments, chattel paper and other rights of Borrower for payment of money for property sold or lent, for services rendered, for money lent or for advances or deposits made, and any other intangible property of Borrower related to the Real Property or the Improvements ("Intangibles");

TOGETHER WITH all right, title and interest of Borrower in and to surveys, plans, specifications, designs, drawings, and materials prepared for any construction on the Real Property ("Plans");

TOGETHER WITH all right, title and interest of Borrower in and to all water and water rights (whether riparian, appropriative, or otherwise and whether or not appurtenant), pumps and pumping stations used in connection therewith and all shares of stock or permits evidencing the same ("Water Rights");

TOGETHER WITH all right, title and interest of Borrower in and to all oil, gas, mineral rights and all other rights and interests of every nature related thereto now or hereafter appurtenant to the said Real Property ("Mineral Rights");

The Construction and Repair Materials, FF&E, Proceeds, Permits, Claims, Contracts, Accounts, Intangibles, Plans, Water Rights, Mineral Rights, Subsurface Rights, together with all right, title and interest of Borrower in and to all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to any such items are collectively referred to as the "Personal Property."

All of the above mentioned Real Property, Leases, Rents and Personal Property, and the balance of the entire estate, property and interest hereby conveyed for the benefit of Lender are collectively referred to as the "Property."

FOR THE PURPOSE OF SECURING:

a.Payment of the Indebtedness evidenced by the Note, and any and all modifications, extensions and renewals thereof, including Indebtedness arising as a result of Advances made in the future, including all Advances by Lender to protect the Property or its interests therein as permitted under the Loan Documents or as authorized under the Laws of the State.

b.Payment and performance of all Obligations of Borrower under this Mortgage or under the other Loan Documents.

c.Payment of all other sums, with interest thereon, which may be loaned to Borrower, or its successors or assigns, by Lender.

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TO HAVE AND TO HOLD the Property unto Lender and its successors and assigns, to their own use and behoof forever.

PROVIDED ALWAYS, and this Mortgage is upon the express condition that, if Borrower pays to Lender the Indebtedness, at the times and in the manner specified in the Note, without deduction, fraud or delay, and Borrower performs and complies with all of the Obligations contained herein and in the other Loan Documents, then this Mortgage and the estate hereby granted will cease and become void.

TO PROTECT THE SECURITY OF THIS MORTGAGE, BORROWER HEREBY COVENANTS AND AGREES AS FOLLOWS:

ARTICLE 1.
DEFINITIONS AND RULES OF CONSTRUCTION

1.1	Definitions

The definition for any terms with initial capital letters used in this Agreement but not otherwise defined herein shall be defined as set forth in the Glossary contained in the Loan Agreement between Borrower and Lender pertaining to the Loan or as otherwise defined in any of the other Loan Documents.

1.2	Construction and Interpretation

The provisions of the Loan Agreement with respect to construction and interpretation of the Loan Documents are incorporated herein by reference.

Article 2. LOAN INFORMATION

The following information is presented in connection with the Loan.  Contact Borrower or Lender at their notice addresses set forth herein for additional information.

Loan Amount:$35,600,000

Interest Rate:4.32 % per annum.

Maturity Date:September 10, 2027

Advances:This Mortgage secures all Advances made by Lender in connection with the Loan.

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Article 3. COVENANTS AND AGREEMENTS OF BORROWER
3.1	Warranty of Title

Borrower is the record owner of indefeasible, marketable and insurable fee simple absolute title to the Real Property and has all right, power and authority to bargain, sell and convey the Real Property by this Mortgage, and the Real Property is free from all encumbrances, except those Permitted Exceptions identified in Exhibit B attached hereto.  This Mortgage is and will remain a valid and enforceable first mortgage lien on the Real Property subject only to the Permitted Exceptions.

Borrower will preserve such title and will forever warrant and defend the validity and priority of this Mortgage against the claims of all persons and parties whatsoever.

3.2	Warranty of Possession

Borrower warrants that Lender will quietly enjoy and possess the Property, subject to Borrower's right of possession before an Event of Default and the rights of the tenants at the Real Property.

3.3	Restrictions on Transfer and Encumbrance

Borrower will not:

3.3.1 Except as allowed by the Loan Documents, permit any Lien to exist on the Property or encumber the Property (other than Permitted Exceptions) or any interest in Borrower or hypothecate any interest in the Property (the foregoing will not preclude installment purchases or leases of FF&E, entered into in the ordinary course of business, provided that any security interest granted in connection with any such purchase or lease relates only to the FF&E so purchased or leased).

3.3.2 Sell, lease (other than equipment leases in the ordinary course of business and Leases in accordance with the terms of the Loan Agreement) or transfer its interest in all or any portion of the Property except as specifically set forth in the Loan Agreement.

3.3.3 Record a declaration of condominium or common interest community with respect to all or any portion of the Property.
3.3.4 Change the Control of Borrower or management rights with respect to Borrower or otherwise affect the ownership of Borrower, except as permitted pursuant to the Loan Agreement.
3.4	Other Covenants and Agreements

There are numerous material provisions regarding the Loan contained in the Loan Documents referred to herein, including provisions dealing with Defaults, Events of Default, casualty,

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condemnation, insurance, reserves, impounds, environmental matters and Borrower representations, warranties and covenants.  All of the provisions, covenants, agreements and definitions as set forth in any of the Loan Documents are hereby incorporated by reference into this Mortgage as though all such provisions, covenants and agreements were set forth herein in full.  Particular reference is made to the Glossary contained in the Loan Agreement for the definitions of some of the terms contained herein.

For a copy of the Glossary please apply to Lender in writing as follows:

Mortgage Servicing Director

SENTINEL ASSET MANAGEMENT, INC.

One National Life Drive

Montpelier,  VT  05604

Article 4. ASSIGNMENT OF LEASES AND RENTS
4.1	Assignment of Leases and Rents

This Mortgage constitutes an assignment of leases and rents within the meaning of Minnesota Statutes Sections 559.17 and 576.25, and is intended to comply fully with the provisions thereof, and to afford Lender, the rights and remedies of a secured lender under those statutes.  To further secure the indebtedness secured hereby, Borrower does hereby sell, assign and transfer unto Lender all of the Leases, and all of the Rents, now due and which may hereafter become due under or by virtue of any Lease, whether written or verbal, or any agreement for the use or occupancy of the Property, it being the intention of this Mortgage to establish an absolute present transfer and assignment of all such Leases and agreements and all of the Rents from the Property unto Lender, and Borrower does hereby appoint irrevocably Lender its true and lawful attorney in its name and stead, which appointment is coupled with an interest, to collect all of the Rents; notwithstanding the foregoing, Lender grants Borrower the right to collect (but not prior to accrual) and retain the Rents unless and until an Event of Default exists under this Mortgage.  Upon an Event of Default and whether before or after the institution of legal proceedings to foreclose the lien hereof or before or after sale of the Property or during any period of redemption, and without regard to waste, adequacy of the security or solvency of Borrower, Lender may declare all indebtedness secured hereby immediately due and payable, may revoke the license granted Borrower hereunder to collect the Rents, and may, at its option, without notice:

4.1.4.1

Prior to the appointment of a Receiver, in person or by an agent, with or without taking possession of or entering the Property, with or without bringing any action or proceeding, give or require Borrower to give, notice to any or all tenants under any Lease authorizing and directing the tenant to pay the Rents to Lender; collect all of the Rents and apply all Rents as hereinafter provided; enforce the payment thereof and exercise all of the rights of the landlord under any Lease and all of the rights of Lender hereunder; do all of the things permitted a Receiver by statute or by this Mortgage; enter upon, take possession of, manage and operate the Property or any part thereof;

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cancel, enforce or modify any Leases; and fix or modify the Rents, and do any acts which Lender deems proper to protect the security hereof; or
4.1.4.2

Apply for the appointment of a Receiver, to which receivership Borrower hereby consents, who shall have all the rights permitted by Minn. Stat. Chapter 576 and Section 559.17 and as otherwise permitted by law and all rights granted to Lender in this Mortgage and who shall collect the Rents; and, after providing for payment of Receiver’s reasonable fees and expenses, shall, to the extent possible and in the order determined by the Receiver to preserve the value of the Property:

4.1.4.2.1. manage the Property so as to prevent waste;
4.1.4.2.2. execute contracts and Leases within the period of the receivership, or beyond the period of the receivership if approved by the court;
4.1.4.2.3. modify or terminate any contract or Lease;
4.1.4.2.4. apply tenant security deposits, with interest thereon, as required by Minn. Stat. Section 504B.178, if applicable;
4.1.4.2.5. pay when due prior or current real estate taxes and special assessments with respect to the Property, and the periodic escrow for payment of the same;
4.1.4.2.6. pay when due premiums for insurance of the types required hereby, and the periodic escrow for payment of the same;
4.1.4.2.7. pay all expenses for normal maintenance and operation of the Property, subject to a monthly budget to be approved by Lender; or
4.1.4.2.8. perform the terms of this Mortgage and any court order appointing the Receiver.

Any monies in the possession of the Receiver from time to time after payment of the expenses incurred by the Receivers provided above shall be paid to Lender to be credited, prior to commencement of foreclosure, against the indebtedness secured hereby, in such order as Lender may elect, or to be credited, after commencement of foreclosure proceedings but prior to the foreclosure sale, to the amount required to be paid to effect a reinstatement prior to the foreclosure sale, or to be credited, after the foreclosure sale, at the option of Lender, at its sole discretion, to any deficiency or to the amount required to be paid to effect a redemption pursuant to Minnesota Statutes, with any excess to be paid to Borrower; provided, however, if this Mortgage is not reinstated nor the Property redeemed, as and during the times provided by Minnesota Statutes, all such remaining monies, after deducting therefrom the amounts applied by Lender to any deficiency, shall be the property of the purchaser of the Property at the foreclosure sale, together with all or any part of the Property acquired through foreclosure.

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Borrower hereby grants to Lender, and hereby acknowledges and agrees, that all monies coming into the possession of the Receiver with respect to the Property or Borrower’s business operations at the Property shall be impressed with the security interest in favor of Lender granted pursuant hereto and to the other Loan Documents.

The rights and powers of Lender and receivers under this Mortgage and the application of Rents under this section shall continue until expiration of the redemption period from any foreclosure sale, whether or not any deficiency remains after a foreclosure sale.  If Lender makes any advances to a receiver, or otherwise for the benefit of the Property, such advances shall become indebtedness secured by this Mortgage.

The entering upon and taking possession of the Property, the collection of the Rents and the application thereof as aforesaid shall not cure or waive any default under this Mortgage or any Event of Default or waive, modify or affect any notice of default under the Note, the Loan Agreement or this Mortgage or invalidate any act done pursuant to said notice, nor in any way operate to prevent Lender from pursuing any other remedy which it may now or hereafter have under the terms and conditions of this Mortgage, the Note secured hereby, the Loan Agreement or any other instrument securing the same, nor shall it in any way be deemed to constitute Lender as a mortgagee-in-possession.  The rights and powers of Lender hereunder shall remain in full force and effect both prior to and after any foreclosure of this Mortgage and any sale pursuant thereto and until expiration of the period of redemption from said sale, regardless of whether a deficiency remains from said sale.  The purchaser at any foreclosure sale, including Lender shall have the right, at any time and without limitation as provided in Minn. Stat. Section 582.03, to advance money to any Receiver appointed for the Property to pay any part or all of the items which the Receiver would otherwise be authorized to pay if cash were available from the Property and the sum so advanced, with interest at the rate then in effect in the Note, or if the Note has been extinguished, at the highest rate previously set forth in the Note, shall be a part of the sum required to be paid to redeem from any foreclosure sale.  The rights hereunder shall in no way be dependent upon and shall apply without regard to whether the Property are in danger of being lost, materially injured or damaged or whether the Property are adequate to discharge the indebtedness secured hereby.  The rights contained herein are in addition to and shall be cumulative with the rights given in any separate instrument, if any, assigning any Leases and Rents of the Property and shall not amend or modify the rights in any such separate agreement.

It is the intention of the parties that this Section shall confer upon Lender the fullest rights, remedies and benefits available under the laws of the State of Minnesota for the appointment of a receiver, the assignment of Rents and Leases as security for the Loan and the collection and application of Rents from the Property.

Article 5. SECURITY AGREEMENT
5.1	Creation of Security Interest

This Mortgage is a real property mortgage, a "security agreement," a "financing statement" and a "fixture filing" within the meaning of the Uniform Commercial Code.  The Property includes both

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real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property.  By executing and delivering this Mortgage, Borrower hereby grants to Lender, as security for the Obligations (as hereinafter defined), a security interest in the Fixtures, the Equipment, the Personal Property and the other property constituting the Property to the full extent that the Fixtures, the Equipment, the Personal Property and the Property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the "Collateral").  If an Event of Default shall occur and be continuing, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral.  Upon request or demand of Lender after the occurrence and during the continuance of an Event of Default, Borrower shall, at its expense, assemble the Collateral and make it available to Lender at a convenient place (at the Land if tangible property) reasonably acceptable to Lender.  Borrower shall pay to Lender immediately following written demand any and all expenses, including, without limitation, reasonable, actual attorneys’ fees and costs, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default.  Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least twenty (20) days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to Borrower.  The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Lender to the repayment of the Debt in such priority identified in the Loan Documents or if not so identified in such priority and such proportions as Lender in its sole discretion shall deem proper.  Borrower’s (debtor’s) principal place of business is as set forth on the first page hereof and the address of Lender (secured party) is as set forth on the first page hereof.  Borrower and Lender agree that the foregoing is intended to grant in favor of Lender a first priority continuing lien and security interest in all of the Borrower’s assets.  The Borrower authorizes the Lender and its counsel to file Uniform Commercial Code financing statements in form and substance satisfactory to the Lender describing the collateral as all assets of the Borrower.  This Mortgage shall also be effective as a "fixture filing" as to Property which is or is to become fixtures.  Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in this Mortgage.

5.2	Fixture Filing

Certain of the Property is or will become "fixtures" (as that term is defined in the Uniform Commercial Code) on the Land, and this Mortgage, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement (naming Borrower as the Debtor and Lender as the Secured Party) filed as a fixture filing in accordance with the applicable provisions of the Uniform Commercial Code upon such of the Property that is or may become fixtures.  The information in the subsections in this Section is provided in connection with the filing of this Mortgage as a financing statement as referred to above, and the Borrower hereby represents and warrants such information to be true and complete as of the date of this Mortgage.

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5.2.1 The Borrower is the record owner of the real estate described in this Mortgage.

5.2.2 For purposes of the Uniform Commercial Code, Borrower is the Debtor.  The name, mailing address, type of organization and state of formation of the Debtor (Borrower) is set forth above.  The Minnesota Organizational Identification Number for Borrower is 1555033-3.

5.2.3 For purposes of the Uniform Commercial Code, the Lender is the Secured Party. The name and mailing address of the Secured Party (Lender) is:

Life Insurance Company of the Southwest

One National Life Drive

Montpelier,  VT    05604

5.2.4 This Mortgage covers goods which are or are to become fixtures.
5.2.5 Description of the types (or items) of property covered by this Financing Statement: See Granting Clauses on pages 3-7 above.
5.3	Real Estate

Description of real estate to which the collateral is attached or upon which it is or will be located:  See Exhibit A hereto

5.4	Other Financing Statements

Borrower warrants and represents that there is no financing statement covering the Property, or any part thereof, on file in any public office or, if any such financing statement exists, that it will be paid at or before the closing of the funding of the Loan.

5.5	Further Assurances

Borrower hereby authorizes Lender to deliver and file one or more financing statements and renewals, continuation statements and amendments thereof pursuant to the Uniform Commercial Code of the State in form satisfactory to Lender with respect to the Personal Property and any proceeds thereof, and will pay the cost of filing the same in all public offices wherever filing is deemed by Lender to be necessary or desirable.  Without limiting the foregoing, Borrower hereby irrevocably appoints Lender or any designee appointed by Lender, or Lender's successors and assigns, as Borrower's true and lawful attorney, for Borrower and in Borrower's name, to execute, deliver and file such instruments for and on behalf of Borrower, and Borrower will pay the costs of any such filing.  This appointment is coupled with an interest, is irrevocable, and will terminate only upon satisfaction of the Indebtedness.  Borrower hereby ratifies and confirms all that Lender will lawfully do or cause to be done as such attorney.

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5.6	Power of Attorney

Borrower hereby irrevocably appoints Lender, or any designee appointed by Lender, or Lender's successors and assigns, as Borrower's true and lawful attorney, for Borrower and in Borrower's name, to perform and do every act and thing whatsoever requisite and necessary to be done with respect to all Personal Property upon an Event of Default hereunder.  This appointment is coupled with an interest, is irrevocable, and will terminate only upon satisfaction of the Indebtedness.  Borrower hereby ratifies and confirms all that Lender will lawfully do or cause to be done as such attorney.

Article 6. REMEDIES UPON DEFAULT
6.1	Acceleration upon Default and Available Remedies

Upon the occurrence of an Event of Default, Lender may accelerate the Indebtedness and the Indebtedness will immediately become due and payable without presentment, demand, protest or Notice of any kind.  When the entire Indebtedness becomes due and payable, either at maturity or because of an Event of Default, without Notice to Borrower and without regard to the adequacy of the security for the Indebtedness, or the solvency or insolvency of Borrower, Lender (or Trustee for the benefit of Lender) may in its discretion:

6.1.1 Commence an action to foreclose this Mortgage; conduct a sale of the property; or take action to specifically enforce any of the terms, covenants and conditions hereof.
6.1.2 Exercise any or all of the remedies available to a secured party under the Uniform Commercial Code of the State, including, without limitation:

6.1.2.1 Either personally or by means of Receiver, taking possession of all or any of the Personal Property and excluding therefrom Borrower and all others claiming under Borrower, and thereafter holding, storing, using, operating, managing, maintaining and controlling, making repairs, replacements, alterations, additions and improvements to and exercising all rights and powers of Borrower in respect of the Personal Property.  If Lender demands or attempts to take possession of the Personal Property in the exercise of any rights under any of the Loan Documents, Borrower promises and agrees promptly and peacefully to turn over and deliver complete possession thereof to Lender.

6.1.2.2 Without notice to or demand upon Borrower, making such payments and doing such acts as Lender may deem necessary to protect its security interest in the Personal Property, including, paying, purchasing, contesting or compromising any Lien that is before or superior to the security interest of Lender, and in exercising any such rights, paying all expenses incurred in connection therewith.

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6.1.2.3 Requiring Borrower to assemble the Personal Property or any portion thereof, at a place designated by Lender and reasonably convenient to both parties, and promptly to deliver such Personal Property to Lender, or an agent or representative designated by Lender.  Lender, and its agents and representatives will have the right to enter upon any or all of the Real Property and other property of Borrower to exercise Lender's rights hereunder.

6.1.2.4 Sell, lease or otherwise dispose of the Personal Property at public sale, with or without having the Personal Property at the place of sale, and upon such terms and in such manner as Lender may determine.  Lender may be a purchaser at any such sale.  Unless the Personal Property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Borrower at least twenty (20) days prior written Notice of the time and place of any public sale of the Personal Property or other intended disposition thereof.  Such Notice may be mailed to Borrower in accordance with the Loan Agreement.

6.1.3 By itself or by agent, with or without bringing any action, suit or proceeding, immediately enter upon and take possession and control of the Property and the Rents, with those rights and powers more particularly set forth herein.

6.1.4 Whether or not Lender has brought any action for foreclosure of this Mortgage, make application to a court of competent jurisdiction and obtain the immediate ex parte appointment of a Receiver authorized to immediately enter upon and take possession and control of the Property and the Rents with those rights and powers more particularly set forth herein.

6.1.5 Without taking possession and control of the Property, immediately commence action to collect directly all Rents due to Borrower with full rights and powers to notify all Persons liable to make payments of Rents to make said payments directly to Lender or its agents, and Lender or its agents will have the further power and authority to sue for or otherwise collect and receive all Rents.

6.2	Foreclosure and Other Actions by Lender

When the Indebtedness becomes due, whether upon Maturity, by acceleration, or otherwise, Lender may institute one or more actions of mortgage foreclosure against the Property or take such other action at Law or in equity for the enforcement of this Mortgage and the Note and realization on the Property as the Law may allow, and may proceed to final judgment and execution for the entire unpaid balance of the Indebtedness, with interest at the Interest Rate stipulated in the Note to the date of the Event of Default, and thereafter at the Default Rate together with all other sums due in accordance with the provisions of the Note, this Mortgage, and the other Loan Documents.  Such judgment may include:  (a) all Advances made or obligations incurred by Lender with respect to additional sums loaned by Lender to Borrower after the date of this Mortgage and pursuant to the terms of this Mortgage; (b) Impositions, insurance premiums, water or sewer rents, charges or claims,

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payments of Liens, or repairs to the Property; (c) appraiser's fees, documentary and expert evidence, stenographers' charges, publication costs, and costs of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to title as Lender may deem reasonably necessary (which costs may be estimated as to items to be expended after entry of judgment) either to prosecute such suit or to evidence to bidders at any sale conducted pursuant to such judgment the true condition of the title to or the value of the Property; (d) all costs of suit; (e) the protection of the Property and the maintenance of this Mortgage, including but not limited to reasonable fees of any attorney empowered by Lender in any litigation or proceedings affecting this Mortgage or any other Loan Document, including probate proceedings and Bankruptcy Proceedings or in the preparation for the commencement or defense of any proceeding or threatened suit or proceeding; (f) Lender's exercise of its right of possession as set forth herein; and (g) any other costs incurred by Lender in proceeding hereunder.  If the Property consists of separate parcels, Lender may prosecute separate foreclosure actions with respect to one or more of such parcels in such order as Lender determines in its sole discretion.  Any real estate or interest therein sold pursuant to any writ of execution issued on a judgment obtained by virtue of the Note or this Mortgage, or pursuant to any other judicial proceedings under this Mortgage, may be sold in one parcel, as an entirety, or in such parcels, and such interests, and in such manner or order as Lender elects in its sole discretion.  If Lender elects to exercise its remedies hereunder with respect to a portion, but not all, of the Property securing the Loan, no such election or exercise will impair or otherwise affect Lender's Lien upon or rights with respect to the remainder of such Property.  Lender will not be required to accept any part or parts of the Property, as distinguished from the whole, as payment of or for the Indebtedness notwithstanding the value of said part or parts and Lender will not be compelled to accept or allow such apportionment of the Indebtedness to any part of the Property.  Borrower agrees that any court having jurisdiction to foreclose this Mortgage may sell the Property in part or in its entirety.

6.3	Power of Sale

This Mortgage contains a power of sale as provided for by the Laws of the State.  Should Lender elect to foreclose the Mortgage by exercise of the power of sale herein contained, Lender shall cause to be given all notices required by law.  Lender shall then sell the Property at the time and place of sale fixed in any notice of sale and as otherwise required by law, either as a whole, or in separate lots or parcels, as Lender shall deem expedient, as allowed by law, to the highest bidder.  Lender may postpone any sale by announcement as required by law.  Lender shall deliver, or cause to be delivered, to such purchaser or purchasers thereof, good and sufficient deed or deeds conveying the Property so sold.  Any person, including, without limitation, as allowed by law, Borrower or Lender, may purchase at such sale.

6.4	Right of Possession upon Event of Default

6.4.1 In addition to any other rights granted Lender under this Mortgage, upon the occurrence of an Event of Default, Lender in its sole discretion, but without obligation so to do and without Notice to or demand upon Borrower (except as specifically provided herein), and without releasing Borrower from any Obligation, may make any payment or do any act in such manner and to such extent as Lender may deem necessary to protect its interests in the Property and its rights and remedies under the Loan Documents,

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including demanding the surrender of possession of the Property in which case Borrower will so surrender to Lender and Lender will be entitled to take actual possession of the Property or any part thereof, personally, or by its agent or attorneys (together, "agents").

6.4.2 If Lender or any agent of Lender or any Receiver takes possession of the Property and the Rents, Lender, such agent or Receiver, as applicable, will have and is hereby given the right but will have no obligation, with or without force, or without proceeding by process of Law, to enter upon and take and maintain possession of all or any part of the Property together with all documents, books, records, papers and accounts of Borrower relating to the Property, and may exclude Borrower and Borrower's agents or servants wholly from the Property.

6.4.3 If Lender, Lender's agent or the Receiver permits Borrower to remain in possession of any part of the Property, Borrower will pay monthly in advance to Lender, such agent or such Receiver, the fair and reasonable rental value for the use and occupancy of such part of the Property as may be in the actual possession of Borrower, and upon default of any such payment Borrower will vacate and surrender possession of such part of the Property to Lender or to such Receiver and, in default thereof, Borrower may be evicted by Lender.

6.4.4 Lender, such agent or such Receiver may, as attorney-in-fact or agent of Borrower or in its own name, hold, operate, manage and control the Property and conduct the business, if any, thereof with full power to use such legal or equitable measures as, in its reasonable discretion, Lender may deem proper or necessary to enforce the payment of the Rents, or protect the value, marketability or rentability of the Property; (a) to cancel or terminate any Lease for any cause or on any grounds which would entitle Borrower to cancel such Lease; (b) to extend or modify any then existing Leases and to make new Leases, which extensions, modifications and new Leases may provide for terms to expire beyond the Maturity Date of the Indebtedness and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such Leases, and the options or other such provisions to be contained therein, will be binding upon Borrower and all Persons whose interests in the Property are subject to the Lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any discharge or satisfaction of the Indebtedness, satisfaction of any foreclosure decree or deficiency judgment, or issuance of any bill of sale or deed to any purchaser; (c) to make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements to the Property; (d) to insure and reinsure the Property and all risks incidental to possession, operation and management thereof; (e) to collect and receive all Rents and exercise each and every of the rights, privileges and powers herein granted, without notice to Borrower; (f) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Lender; (g) to pay, purchase, contest or compromise any encumbrance, claim, charge, Lien or debt which, may affect or, in Lender's judgment, appear to affect the security of this Mortgage or

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be prior or superior hereto; (h) in exercising such powers, to pay necessary expenses, including employment of counsel or other appropriate consultants; (i) to elect to disaffirm any Lease or sublease that is then subordinate to the lien hereof; (j) to exercise all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Property; and (k) to exercise such other powers as may otherwise be granted by the court or under applicable Law.  Lender or such agent or Receiver will be liable to account only for Rents actually received, and Lender will not be liable to account for Rents held by the Receiver.  Notwithstanding the appointment of any Receiver, Lender will be entitled to the continued possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of this Mortgage to Lender.  Notwithstanding the foregoing rights and powers, neither Lender, such agent nor such Receiver will be obligated to perform or discharge, any obligation, duty or liability under any Lease.  Borrower will and does hereby agree to indemnify and hold Lender, and each such agent and Receiver harmless of and from any and all liability, loss or damage which it may incur in connection with taking any action it is authorized to take under this section and the amount of any such cost, loss, expense or liability, including reasonable attorneys' fees, will be secured by this Mortgage until paid in full.

6.5	No Impairment of Obligations

Neither Borrower nor any other Person now or hereafter obligated for payment of all or any part of the sums now or hereafter secured by this Mortgage will be relieved of such obligation by reason of the failure of Lender to comply with any request of Borrower or of any other Person so obligated to take action to foreclose on this Mortgage or otherwise enforce any provisions of the Mortgage or the other Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the security held for the Indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner of the Property or any interest therein and Lender extending the time of payment or modifying the terms of the Mortgage or other Loan Documents without first having given notice to, or obtained the consent of, Borrower or such other Person; and, in the latter event, Borrower and all such other Persons will continue to be liable to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Lender.

6.6	Recovery of Expenses by Lender

All expenses incurred by Lender and added to the Indebtedness, will be immediately due and payable by Borrower, together with interest at the Default Rate, and will be secured by this Mortgage.  Lender will have the right, from time to time, to bring an action to recover any sums required to be paid by Borrower under the terms of this Mortgage, as they become due, without regard to whether or not the Indebtedness or any other sums evidenced by the Note and secured by this Mortgage will be due, and without prejudice to the right of Lender to bring an action of mortgage foreclosure, or any other action, for any Default by Borrower existing at the time the earlier action was commenced.

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6.7	Expenses during Redemption Period

If this Mortgage is foreclosed and the Property or any part thereof is sold or attempted to be sold at a foreclosure sale, the purchaser may, during any redemption period allowed, make such repairs or alterations on the Property as may be reasonably necessary for the proper operation, care, preservation, protection and insuring thereof.  Any sums so paid together with interest thereon from the time of such expenditure at the lesser of the Default Rate under the Note, or the maximum rate permitted by law, shall be added to and become a part of the amount required to be paid for redemption from such sale.

Article 7. GENERAL PROVISIONS
7.1	Governing Law

The Loan will be deemed to have been made in the State and will be governed by and construed and enforced in accordance with the Laws of the State.  Borrower irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Mortgage, the Note or the other Loan Documents may be brought in a court of record in the State or in the Courts of the United States of America located in the State; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  Borrower irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to Borrower at its address provided in the Loan Agreement.  Nothing in this section, however, will affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any suit, action or proceeding against Borrower or Borrower's assets in the courts of any other jurisdiction.

7.2	Notice

Each Notice under this Mortgage shall be delivered as set forth in the Loan Agreement.

7.3	Additional Security

If Lender holds additional security for any of the Obligations, Lender may enforce the sale thereof or otherwise realize upon such additional security, at its option, either before or concurrently with or after enforcing its remedies hereunder or under any of the Loan Documents.

7.4	Actions to Protect Property

Lender will have the power and authority to institute and maintain any suits and proceedings as Lender may deem advisable as follows:  (a) to prevent any impairment of the Property by any acts which may be unlawful or any violation of this Mortgage, (b) to preserve and protect its interest in the Property, and (c) to restrain the enforcement of or compliance with any Law that may be

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unconstitutional or otherwise invalid, if the enforcement of or compliance with such Law might impair the security hereunder or be prejudicial to Lender's interest.  Any such power and authority of Lender may be exercised through the Trustee if required or permitted by applicable law or custom.

7.5	Proof of Claim

In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial case or proceedings affecting Borrower or any Guarantor, Lender may, unless prohibited by law, file such proof of claim and other documents as may be necessary or advisable in order to have its claims allowed in such case or proceedings for the entire Indebtedness due at the date of the institution of such case or proceedings, and for any additional amounts which may become due and payable by Borrower after such date whether by the passage of time or by way of acceleration of the due date of such Indebtedness or Obligation as may be provided for in any of the Loan Documents.

7.6	Survival of Representations and Warranties

All representations and warranties of Borrower contained herein or in any other Loan Document will survive the making of the Loan and the execution and delivery of the Note, and are material and have been relied upon by Lender, notwithstanding any investigation or inquiry made by Lender.  All statements made in any certificate, agreement, or other materials delivered by or on behalf of Borrower in connection with the Loan will be deemed to be representations and warranties of Borrower.

7.7	Severability of Provisions

If a court of competent jurisdiction finds any provision of this Mortgage or the other Loan Documents to be invalid or unenforceable as to any Person or circumstance in any state, such finding will not render that provision invalid or unenforceable as to any other Person or circumstance or state.  Where permitted by applicable Laws, any provision found invalid or unenforceable will be deemed modified to the extent necessary to be within the limits of enforceability or validity; however, if such provision cannot be deemed so modified, it will be deemed stricken and all other provisions of this Mortgage in all other respects will remain valid and enforceable.

7.8	Invalidity of Lien

If the lien of this Mortgage is invalid or unenforceable as to any part of the Indebtedness, or if the lien is invalid or unenforceable as to any part of the Property, the unsecured or partially secured portion of the Indebtedness will be paid completely before the payment of the remaining and secured or partially secured portion of the Indebtedness, and all payments made on the Indebtedness, whether voluntary or under foreclosure or other enforcement action or procedure, will be considered to have been first paid on and applied to the full payment of that portion of the Indebtedness which is not secured or not fully secured by the lien of this Mortgage.

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7.9	Subrogation

To the extent that proceeds of the Note are used to pay any outstanding Lien against the Property, Lender will be subrogated to any and all rights and Liens held by any such owner or holder, irrespective of whether such Liens are released.

7.10	Merger; Construction Against

If both the lessor's and lessee's estates under any lease or any portion thereof which constitutes a part of the Property will at any time become vested in one owner, this Mortgage and the lien created hereby will not be destroyed or terminated by application of the Doctrine of Merger, and, in such event, Lender will continue to have and enjoy all of the rights and privileges of Lender as purchaser after any foreclosure.  No act by or on behalf of Lender or any such purchaser will constitute a termination of any lease or sublease unless Lender or such purchaser will give written notice thereof to such tenant or subtenant.

7.11	Future Advances

In the event further Advances are made to Borrower by Lender, such advances, with interest thereon, will be secured by this Mortgage when evidenced by promissory notes stating that such notes are secured hereby.  At no time will the maturity of such further advances secured hereby extend beyond the maturity date of the Note.  Notwithstanding the foregoing, this Mortgage is an "open-end" mortgage and shall constitute a lien on the Property for all advances and expenses of Lender, including, but not limited to, interest thereon, regardless of when such advances are made or expenses are incurred.

7.12	Prejudgment Remedies

TO INDUCE LENDER TO MAKE THE LOAN, BORROWER AGREES THAT THE LOAN EVIDENCED BY THE NOTE, THIS MORTGAGE AND ALL OTHER LOAN DOCUMENTS ARE AND EVIDENCE A COMMERCIAL TRANSACTION AND NOT A CONSUMER TRANSACTION, AND WAIVES ANY AND ALL RIGHT BORROWER MAY HAVE UNDER APPLICABLE FEDERAL OR STATE LAWS TO NOTICE AND HEARING OR TO REQUIRE POSTING OF ANY BOND BEFORE ISSUANCE OF PREJUDGMENT REMEDIES, AND AUTHORIZES LENDER'S ATTORNEY TO ISSUE A WRIT FOR ANY PREJUDGMENT REMEDY WITHOUT COURT ORDER PROVIDED THE COMPLAINT SETS FORTH A COPY OF THIS WAIVER.

7.13	Joint and Several Obligations

If this Mortgage is executed by more than one Person as Borrower, the obligations of such Persons hereunder will be joint and several Obligations.

7.14	Time of Essence

Time is of the essence in all matters pertaining to this instrument.

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7.15	Effective Date

In the event that this instrument is executed and delivered by the parties without entering an effective date, the effective date, unless otherwise provided for herein, will be deemed to be the date on which the Loan proceeds were disbursed to Borrower.

Article 8. MINNESOTA PROVISIONS
8.1	Principles of Construction.

In the event of any inconsistencies between the terms and conditions of this Article 8 and the other terms and conditions of this Mortgage and other Loan Documents, or to the extent, and only to the extent, any of the provisions in this Article 8 conflict with, or ambiguous when read together with, any of the provisions of this Mortgage, the terms and conditions of this Article 8 shall control and be binding.  The provisions of this Article 8 are intended to supplement and not replace or limit the remedies and other terms and provisions contained in the Mortgage and other Loan Documents, except to the extent necessary to comply with Minnesota law.

8.2	Mortgage Registry Tax.

Borrower agrees to pay, or to promptly reimburse Lender for the payment of, the amount of the mortgage registry tax payable with respect to and upon the recording of this Mortgage in accordance with Minnesota Statutes Section 287.05.

8.3	Remedies of Lender; Mortgage Foreclosure.

Borrower does hereby grant and confer upon Lender the fullest rights and remedies available for foreclosure of this Mortgage by action or by advertisement pursuant to Minnesota Statutes Chapters 580, 581 and 582, as said statutes may be amended from time to time, and pursuant to other applicable Minnesota laws and statutes, as amended, governing and authorizing mortgage foreclosures by action and by advertisement including, but not limited to, a grant to Lender of the power of sale; and the power of sale granted Lender in this Mortgage shall include, without limitation, the power of sale required to permit, at Lender’s option, lawful foreclosure of this Mortgage by advertisement in accordance with the statutes then made and provided.  Upon the occurrence of an Event of Default and at any time thereafter until such Event of Default is cured, Lender may, at its option, exercise any or all of its statutory remedies and the remedies set forth herein.

8.4	Minnesota Remedies.

If an Event of Default exists, Lender may, at Lender’s election, exercise any of the following rights, remedies and recourses:

8.4.1 Foreclosure and Sale. Foreclose this Mortgage by judicial proceedings or by advertisement with full authority to sell the Property at public auction and convey the

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same to the purchaser in fee simple, either in one parcel or separate lots and parcels, all in accordance with and in the manner prescribed by law, and out of the proceeds arising from sale and foreclosure to retain the principal, prepayment fees, and interest due on the Notes, together with all sums of money as Lender shall have expended or advanced pursuant to this Mortgage or pursuant to statute, together with interest thereon as herein provided, and all costs and expenses of such foreclosure, including lawful attorneys’ fees with the balance, if any, due to be paid to the person entitled thereto by law.

8.4.2 Receiver.  As a matter of right, without notice and without regard to the solvency or insolvency of Borrower, or the existence of waste of the Property or adequacy of the security of the Property, and without giving bond, apply for the appointment of a receiver in accordance with the statutes and law made and provided for who shall have all the rights, powers and remedies as provided by such statute or law, including without limitation the rights of receiver pursuant to Minn. Stat. Chapter 576 and Section 559.17, as amended, and who shall from the date of its appointment through any period of redemption existing at law collect the Rents, manage the Property so as to prevent waste, execute leases within or beyond the period of receivership, pay all expenses for normal maintenance of the Property, and perform the terms of this Mortgage and apply the Rents to the payment of the expenses enumerated in Minn. Stat. Section 576.25 in the priority mentioned therein and to all expenses for maintenance of the Property and to the costs and expenses of the receivership, including attorneys’ fees, to the repayment of the Notes and as further provided in the assignment of rents executed by Borrower to Lender whether contained in this Mortgage or in a separate instrument.  Borrower does hereby irrevocably consent to such appointment.

8.4.3 Minnesota Uniform Commercial Code.  Exercise all rights, remedies and recourse available to a secured party under the Minnesota Uniform Commercial Code (in addition to the rights available to a Lender of real property), including the right to proceed under the provisions of the Minnesota Uniform Commercial Code governing default as to any collateral which may be included on the Property or which may be deemed non-realty in a foreclosure of this Mortgage or to proceed as to such collateral in accordance with the procedures and remedies available pursuant to a foreclosure of real estate.

8.5	Redemption

In the event the Property is redeemed in accordance with applicable Law, Lender shall be entitled to collect from the redeeming party, at the time of redemption, interest during the redemption period at the maximum amount and rate permitted by Minnesota law, together with all other amounts permitted to be collected under applicable Law.

8.6	Indebtedness

Except for principal of, and interest on, the Note, the term "Indebtedness" does not include any amount which is not exempt from the mortgage registry tax pursuant to Minnesota Statutes

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Section 287.05, Subd. 4, as the same may be amended or replaced from time to time, or otherwise, and does not include accrued interest which, in accordance with the Note, is added to and becomes a part of the unpaid principal balance.

8.7	Waiver of Constitutional Rights

BORROWER UNDERSTANDS AND AGREES THAT IF AN "EVENT OF DEFAULT" (AS DEFINED IN THE LOAN AGREEMENT) SHALL OCCUR, LENDER HAS THE RIGHT, INTER ALIA, TO FORECLOSE THIS MORTGAGE BY ADVERTISEMENT PURSUANT TO MINNESOTA STATUTES, CHAPTER 580, AS HEREAFTER AMENDED, OR PURSUANT TO ANY SIMILAR OR REPLACEMENT STATUTE HEREAFTER ENACTED; THAT IF LENDER ELECTS TO FORECLOSE BY ADVERTISEMENT, IT MAY CAUSE THE REAL PROPERTY (INCLUDING FOR THIS PURPOSE ANY FF&E OR OTHER PERSONAL PROPERTY SOLD THEREWITH), OR ANY PART THEREOF, TO BE SOLD AT PUBLIC AUCTION; THAT NOTICE OF SUCH SALE MUST BE PUBLISHED AND GIVEN PERSONALLY TO THE PERSONS IN POSSESSION OF THE REAL PROPERTY AS PROVIDED BY STATUTE; THAT BORROWER WILL HAVE SUCH PERIOD AS IS PROVIDED BY MINNESOTA STATUTES, §§ 580.23 OR 582.032, AS APPLICABLE, OR ANY AMENDMENT THERETO, OR ANY SIMILAR OR REPLACEMENT STATUTE HEREAFTER ENACTED, TO REDEEM THE REAL PROPERTY (AND SUCH PERSONAL PROPERTY SOLD THEREWITH) SO SOLD BY PAYING THE SALE PRICE, ANY TAXES, ASSESSMENTS AND INSURANCE PREMIUMS PAID BY THE PURCHASER AT SUCH SALE, AND OTHER SUMS PERMITTED BY LAW, TOGETHER WITH INTEREST THEREON FROM THE DATE OF SALE OR PAYMENT AT THE HIGHEST RATE PERMITTED BY LAW.

BORROWER FURTHER UNDERSTANDS THAT IN THE EVENT OF SUCH DEFAULT, LENDER MAY TAKE POSSESSION OF THE PERSONAL PROPERTY WHICH IS SUBJECT TO THE SECURITY INTEREST HEREINBEFORE GRANTED AND DISPOSE OF THE SAME BY SALE OR OTHERWISE IN ONE OR MORE PARCELS, PROVIDED THAT AT LEAST (10) DAYS’ PRIOR NOTICE OF SUCH DISPOSITION MUST BE GIVEN TO BORROWER, ALL AS PROVIDED FOR BY THE MINNESOTA UNIFORM COMMERCIAL CODE, AS HEREAFTER AMENDED, OR BY ANY SIMILAR OR REPLACEMENT STATUTE HEREAFTER ENACTED.

BORROWER FURTHER UNDERSTANDS THAT UNDER THE CONSTITUTION OF THE UNITED STATES IT MAY HAVE THE RIGHT TO NOTICE AND HEARING BEFORE THE PROPERTY MAY BE SOLD AND THAT THE PROCEDURE FOR FORECLOSURE BY ADVERTISEMENT DESCRIBED ABOVE DOES NOT INSURE THAT NOTICE WILL BE GIVEN TO BORROWER, AND NEITHER SAID PROCEDURE FOR FORECLOSURE BY ADVERTISEMENT NOR THE MINNESOTA UNIFORM COMMERCIAL CODE REQUIRES ANY HEARING OR OTHER JUDICIAL PROCEEDING.

BORROWER HEREBY RELINQUISHES, WAIVES AND GIVES UP ANY CONSTITUTIONAL RIGHTS TO NOTICE AND HEARING BEFORE SALE OF THE PROPERTY AND EXPRESSLY CONSENTS AND AGREES THAT THE PROPERTY MAY BE FORECLOSED BY ADVERTISEMENT AND THAT THE PORTION THEREOF WHICH IS

Mortgage

SUBJECT TO THE SECURITY INTEREST HEREINBEFORE GRANTED MAY BE DISPOSED OF PURSUANT TO THE UNIFORM COMMERCIAL CODE, ALL AS DESCRIBED ABOVE.

BORROWER ACKNOWLEDGES THAT IT IS REPRESENTED BY LEGAL COUNSEL; THAT BEFORE SIGNING THIS DOCUMENT THIS SECTION AND ITS CONSTITUTIONAL RIGHTS WERE FULLY EXPLAINED BY SUCH COUNSEL AND THAT IT UNDERSTANDS THE NATURE AND EXTENT OF THE RIGHTS WAIVED HEREBY AND THE EFFECT OF SUCH WAIVER.

8.8	No Agricultural Use

Borrower represents and warrants that as of the date of this Mortgage, the Property is not in agricultural use as defined in Minnesota Statutes Section 40A.02, Subd. 3, and is not used for agricultural purposes.

8.9	Wells and Sewer Systems

Borrower does not know of any wells (as defined by Minnesota Statutes §103I.005, Subd. 21, as amended) on the Land, nor of any individual sewage systems (within the meaning of Minnesota Statutes §115.55, Subd. 1(g)) on or serving the Land.

8.10	Future Advances

The maximum principal amount of indebtedness secured by this Mortgage at any one time, excluding advances made by Lender in protection of the Property or the lien of this Mortgage, shall be $35,600,000.  To the extent that this Mortgage secures future advances, the amount of such advances is not currently known.  The acceptance of this Mortgage by Lender, however, constitutes an acknowledgment that Lender is aware of the provisions of Minnesota Statutes §287.05, Subd. 5, and intends to comply with the requirements contained therein.  The representations contained in this Section are made solely for the benefit of the county recording authorities in determining the mortgage registry tax payable as a prerequisite to the recording of this Mortgage.  Borrower acknowledges that such representations do not constitute or imply an agreement by Lender to make any future advances to Borrower.  Borrower agrees to pay any additional mortgage registry tax payable in connection with any future advances, if made.

(Execution pages follow).

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Execution Page 1

IN WITNESS WHEREOF, Borrower has caused this instrument to be duly executed effective as of the date first above written.

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Exhibit A

EXHIBIT A
DESCRIPTION OF THE LAND

Parcel 1:

Lot 1, Block 1, Northland Plaza, according to the recorded plat thereof, Hennepin County, Minnesota.

Parcel 2:

Non-exclusive appurtenant easements created pursuant to Easement Indenture dated April 9, 1980, recorded April 10, 1980, as Document No. 1377422, as amended by the following:

First Amendment to Easement Indenture dated December 28, 1990, recorded December 28, 1990, as Document No. 2146026.

Second Amendment to Easement Indenture dated December 17, 2003, recorded December 17, 2003, as Document No. 3894477.

Parcel 3:

Non-exclusive appurtenant easements created pursuant to Third Amendment and Restatement of Cross Easements and Maintenance Agreement dated December 17, 2003, recorded December 17, 2003, as Document No. 3894478.

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Exhibit B

EXHIBIT B
PERMITTED EXCEPTIONS

1.	Real estate taxes and assessments, general and special, payable in the second half of the year 2015 and subsequent years, a lien not yet due.

2.	Levied special assessments as follows: Levied assessment for PMP having a balance of $29,594.23 with $5,921.34 certified to 2015 taxes. None now due.

3.

Terms and conditions of and easement for sidewalk and bikeway purposes in favor of the City of Bloomington granted by Quit Claim Deed dated November 3, 1972, recorded November 17, 1972, as Document No.  1053048, as approximately shown survey prepared by Sunde Land  Surveying, dated May 12, 2015, last revised August 7, 2015, designated as Project No. 2015-043 (hereinafter referred to as the "Survey").

4.

Terms and  conditions of and created pursuant to Easement Indenture dated April 9, 1980, recorded April 10, 1980, as Document No. 1377422, as  approximately shown on the Survey, as amended by the following:

First Amendment to Easement Indenture dated December 28,  1990, recorded December 28,

1990, as  Document No.  2146026.

Second Amendment to Easement Indenture dated December 17, 2003, recorded December

 17,  2003, as  Document No.  3894477.

5.

Terms and conditions of and easements created pursuant to Third Amendment and  Restatement of Cross Easements and Maintenance Agreement dated December 17,  2003, recorded December 17, 2003, as Document No. 3894478, as approximately shown on the Survey.

6.

Easement for sidewalk and bikeway purposes in favor of the City of Bloomington granted by Easement dated February 5, 1985, recorded March 14, 1985, as Document No. 1632474, as approximately shown on the Survey.

7.	Terms and conditions of Declaration of Covenants and Restrictions dated February 5, 1985, recorded March 14, 1985, as Document No. 1632475, as approximately shown on the Survey.

8.	Affidavit regarding storage tanks pursuant to Minnesota Statutes Section 116.48, subd. 6, recorded December 28, 1990, as Document No. 2146023.

9.	Affidavit regarding storage tanks pursuant to Minnesota Statutes Section 116.48, subd. 6, recorded February 25, 1999, as Document No. 3126945.

10.	Drainage and utility easements as shown and dedicated in the plat of Northland Plaza recorded August 29, 1984, as Document No. 1597801, as approximately shown on the Survey.